UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2014

AMERICAN AXLE & MANUFACTURING
HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-14303	38-3161171

(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of Principal Executive Offices)	(Zip Code)

(313) 758-2000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 1, 2014, American Axle & Manufacturing Holdings, Inc. (“AAM”) held its annual meeting of stockholders. At the meeting, AAM's stockholders voted on three proposals and cast their votes as follows:

Proposal 1: Election of Directors

The following directors were nominated to serve for three-year terms expiring at the annual meeting of stockholders in 2017. Results of the election are as follows:

		Number of Votes

Nominee	For	Withheld	Broker Non Votes
James A. McCaslin	60,611,942	125,682	8,385,770
William P. Miller II	60,650,219	87,405	8,385,770
Samuel Valenti III	60,664,770	72,854	8,385,770

Proposal 2: Advisory vote on executive compensation

AAM's stockholders voted to approve, on an advisory basis, the compensation of AAM's named executive officers, by the following vote:

Number of Votes

For	58,615,607
Against	2,084,019
Abstain	37,998
Broker Non Votes	8,385,770

Proposal 3: Ratification of Appointment of Deloitte & Touche LLP as AAM's independent registered public accounting firm for the year ending December 31, 2014

The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 was approved with the following votes:

Number of Votes

For	68,771,728
Against	307,580
Abstain	44,086

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
Date:	May 2, 2014	By:	/s/ David E. Barnes
David E. Barnes
General Counsel & Secretary

4